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                                                                    Exhibit 23.2


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to Form S-1 in the Registration Statement (Form S-3 No. 333-35249) and related Prospectus of ProsoftTraining.com (formerly Prosoft I-Net Solutions, Inc.) for the registration of 7,007,532 shares of its common stock and the Post-Effective Amendment on Form S-3 to Registration Statements (Form S-1 No. 333-11247 and 333-28993) for the registration of an aggregate of 3,982,955 shares of its common stock and to the incorporation by reference therein of our report dated October 24, 1997, with respect to the consolidated financial statements of Prosoft I-Net Solutions, Inc. as of July 31, 1997 and for the year ended July 31, 1997 and the period from December 8, 1995 (date of incorporation) to July 31, 1996, included in its Annual Report (Form 10-K) for the year ended July 31, 1998, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP

Orange County, California
February 2, 1999